Exhibit 10.15

[Duff & Phelps Acquisitions, LLC Letterhead]

September 11, 2007

Duff & Phelps Corporation

55 East 52nd Street

New York, NY 10055

Attention:  Noah Gottdiener

Dear Mr. Gottdiener:

Reference is made to (1) your employment agreement with Duff & Phelps, LLC, dated July 17, 2007 (the “Employment Agreement”), (2) the Second Amended and Restated Limited Liability Company Agreement of Duff & Phelps Holdings LLC (“DPH”), dated September 30, 2005, (3) the Second Amended and Restated Limited Liability Company Agreement of Duff & Phelps Acquisitions, LLC (“DPA”), dated October 31, 2006 (the “DPA LLC Agreement”), (4) the Reorganization Agreement by and among Duff & Phelps Acquisitions, LLC, the Existing DPA Members and the Existing DPH Members, dated April 9, 2007 (the “Reorganization Agreement”), (5) the Agreement and Plan of Merger by and between Duff & Phelps Holdings LLC and Duff & Phelps Acquisitions, LLC, to be dated upon the date of consummation of the IPO (the “DPH Merger Agreement”), and (6) the Exchange Agreement by and among DPA, LM Duff Holdings, LLC, Lovell Minnick Equity Partners LP, Vestar Capital Partners IV, L.P., Vestar/D&P Holdings LLC and certain other Members, to be dated upon the date of consummation of the IPO (the “Exchange Agreement”). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Reorganization Agreement.

Pursuant to the Reorganization Agreement, Class A Interests and Class D Interests in DPH will be exchanged for a number of New Class A Units in DPA (the “Replacement Units”) upon the merger of DPH into DPA (the “Merger”).

This letter confirms our agreement (the “Agreement”)  with respect to your Replacement Units.

1.             Restrictions on Replacement Units. Notwithstanding anything to the contrary in any other agreement, any Replacement Units shall be subject to the following provisions:

(a)           75% of the Replacement Units will be fully vested and not subject to forfeiture.

(b)           25% of the Replacement Units (the “Restricted Units”) shall become vested in accordance with the following schedule:

(i)            Except as set forth below, 20% of the Restricted Units shall vest and become non-forfeitable on each of the first five anniversaries of the date of the pricing of the IPO.

(ii)           Any Restricted Units that remain unvested shall vest and become non-forfeitable in the event of death, Disability, Retirement, termination of employment without Cause, for Good Reason or following a Change in Control (each as defined in the Employment Agreement) to the extent provided in the Employment Agreement.

2.             Taxes and Withholding. If Duff & Phelps, LLC, is required to withhold for taxes or other amounts upon the vesting of the Replacement Units, you hereby (a) authorize Duff & Phelps, LLC to deduct any withholding amounts from any payment or transfer of any kind otherwise due to you, and, (b) if necessary, agree to pay to Duff & Phelps, LLC, in the form of cash or a certified or bank cashier’s check, an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for your account.

3.             No Rights to Continuation of Employment. Nothing in this Agreement shall confer upon you any right to continue in the employ of Duff & Phelps, LLC, or any parent, subsidiary or affiliate thereof or shall interfere with or restrict the right of Duff & Phelps, LLC, or its members (or of a parent, subsidiary or affiliate or its stockholders, as the case may be) to terminate your employment any time for any reason whatsoever, with or without cause.

4.             THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

5.             This Agreement may not be amended except in writing signed by the parties hereto.

6.             This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties. After reviewing this letter agreement, please indicate your agreement and acknowledgment of the terms and conditions set forth above by signing and returning a copy of this letter to the undersigned.

7.             Nothing in this Agreement shall be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this  Agreement as of the date first above written.

DUFF & PHELPS ACQUISITIONS, LLC

		By:	/s/ Edward S. Forman
		Name:	Edward S. Forman
		Title:	Executive Vice President

DUFF & PHELPS, LLC

		By:	/s/ Edward S. Forman
		Name:	Edward S. Forman
		Title:	Executive Vice President

AGREED AND ACKNOWLEDGED:

NOAH GOTTDIENER

By:	/s/ Noah Gottdiener
Name:	Noah Gottdiener